UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2009

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

MedQuist Inc. (the "Company") entered into a Settlement and License Agreement (the "Settlement Agreement") by and between Anthurium Solutions, Inc. ("Anthurium") and the Company on June 19, 2009 (the "Effective Date"). As previously disclosed by the Company, on November 6, 2007, Anthurium filed an action (the "Lawsuit") entitled Anthurium Solutions, Inc. v. MedQuist Inc., et al., Civil Action No. 2-07CV-484, in the United States District Court for the Eastern District of Texas, seeking damages for the alleged infringement by the Company of United States Patent No. 7,031,998 (the "‘998 Patent") through the Company’s DocQment™ Enterprise Platform ("DEP"). The Company denies the allegations set forth in the complaint filed by Anthurium in the Lawsuit and asserted affirmative defenses alleging that the ‘998 patent is invalid, not infringed and unenforceable.

Pursuant to the Settlement Agreement, Anthurium will receive $5,750,000 from the Company and $100,000 from CBay Systems Holdings, Ltd. ("CBay Holdings") in return for a non-exclusive, fully paid-up, royalty-free, and worldwide license of the Anthurium Patents to the Company, the Company’s subsidiaries, CBay Holdings and the medical transcription companies controlled by CBay Holdings (collectively referred to as the "MedQuist Affiliates"). The settlement for the Company and its subsidiaries was negotiated separately and independently from the settlement for CBay Holdings and the other medical transcription companies controlled by CBay Holdings. For convenience, both settlements were addressed in the single Settlement Agreement. The Anthurium Patents are defined as (i) the ‘998 Patent, (ii) any other patent owned or controlled by Anthurium as of the Effective Date, (iii) any patent which issues after the Effective Date from an application owned or controlled by Anthurium prior to the Effective Date and (iv) any and all other patents and applications from which any or all of the foregoing patents claim priority or are derived through continued prosecution, division, continuation, continuation-in-part, reissue, reexamination, extension, or foreign prosecution.

The Settlement Agreement further provides that the MedQuist Affiliates and Anthurium release one another from any and all liability or obligations, past or present, arising under, out of, or in any manner connected with the alleged infringement of the Anthurium Patents. In addition, pursuant to the Settlement Agreement, Anthurium is precluded from asserting against the MedQuist Affiliates any claim arising from or related to any infringement, misappropriation or violation of any intellectual property right (other than a trademark right), for a period of three (3) years following the Effective Date.

The Company has not admitted nor will it admit to liability or any wrongdoing in connection with the settlement.

The Company has no material relationship with Anthurium other than the Lawsuit and the Settlement Agreement. CBay Holdings is the parent of the Company’s majority shareholder, CBay, Inc., which owns approximately 70% of the Company’s outstanding common stock.

The Company will file a copy of the Settlement Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

June 25, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary